Exhibit 5.1

April 3, 2026

P3 Health Partners Inc.
2370 Corporate Circle, Suite 300
Henderson, NV 89074

Re: Registration Statement on Form S-8
Ladies and Gentlemen:

We have acted as counsel to P3 Health Partners Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering for issuance 72,059 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”) for issuance under the Company’s 2021 Incentive Award Plan (the “Plan”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.    an executed copy of the Registration Statement;

B.     the Amended and Restated Certificate of Incorporation of the Company, dated December 3, 2021, as amended by the Certificate of Amendment, dated April 11, 2025, each as currently in effect (“Charter”);

C.    a copy of the Amended and Restated Bylaws of the Company, dated March 8, 2024, and as currently in effect;

D.     the Plan;

E.     a certificate of good standing covering the Company, issued by the Secretary of State of the State of Delaware as of a recent date; and

F.     such resolutions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In making our examination, we have assumed: (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed or electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company)

                                April 3, 2026

any document reviewed by us had authority to sign in such capacity; (v) that each individual signing any document on such individual’s behalf or on behalf of any entity had the legal capacity to do so; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Charter, or other organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials.

We are opining herein as to the Delaware General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Plan, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Hart LLP